UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
___________________

Filed by the Registrant ☒        Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

D-Wave Quantum Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE TO HOLDERS OF EXCHANGEABLE SHARES

Annual Meeting of Stockholders of D-Wave Quantum Inc. to be held on June 4, 2026
Our records show that you hold exchangeable shares (the “Exchangeable Shares”) of D-Wave Quantum Technologies Inc., a Canadian company and an indirect subsidiary of D-Wave Quantum Inc. (“D-Wave Quantum”). The Exchangeable Shares provide you with economic and voting rights that are, as nearly as practicable, equivalent to those of the common stockholders of D-Wave Quantum (the “Stockholders”), including the right to attend and vote at meetings of the Stockholders. D-Wave Quantum will be holding an annual meeting (the “Annual Meeting”) of its Stockholders on June 4, 2026 to:

(1)elect Alan E. Baratz and Sharon Holt as Class I directors to serve until the 2029 annual meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

(2)approve, on an advisory basis, the compensation of D-Wave Quantum’s named executive officers identified in the “Executive Compensation” section of the proxy statement (the “Say-on-Pay Vote”);

(3) approve, on an advisory basis, the frequency of future Say-on-Pay Votes;

(4)ratify the appointment of Grant Thornton LLP as D-Wave Quantum’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

(5)transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

At the Annual Meeting you will have voting rights, based on the number of Exchangeable Shares you hold. You are permitted to instruct Computershare Trust Company of Canada, the “Trustee” under a Voting and Exchange Trust Agreement dated August 5, 2022, as to how the Trustee is to vote your Exchangeable Shares at the Annual Meeting. If you do not give voting instructions, the Trustee will not be entitled to exercise the voting rights attached to your Exchangeable Shares. Alternatively, you may instruct the Trustee to give you, or a person designated by you, a proxy to personally exercise the voting rights attached to your Exchangeable Shares. To instruct the Trustee as to how you wish to exercise your voting rights, you must complete, sign, date and return the enclosed voting instruction card (the “Voting Instruction Card”) to the Trustee by 11:59 p.m. (Eastern Time) on June 2, 2026. The Trustee will not be obligated to act on any instructions received after that time.

You have the right to revoke any instructions that you gave to the Trustee by: (i) giving written notice of revocation to the Trustee; or (ii) executing and delivering to the Trustee a later-dated Voting Instruction Card. However, no notice of revocation or later-dated Voting Instruction Card will be effective unless received by the Trustee prior to 11:59 p.m. (Eastern Time) on June 2, 2026.

Whether or not you plan to attend the Annual Meeting, please sign, date and return the Voting Instruction Card in the envelope provided to ensure that your Exchangeable Shares will be represented at the Annual Meeting.

Notice of Internet Availability of Proxy Materials

In accordance the United States Securities and Exchange Commission rules, D-Wave Quantum is making the proxy statement and its annual report to Stockholders for the year ended December 31, 2025 (collectively, the “Meeting Materials”) available to its Stockholders and the holders of the Exchangeable Shares electronically via the internet. This means you will not receive a printed copy of the Meeting Materials in the mail unless you specifically request them. Instead, the enclosed Notice of Internet Availability of Proxy Materials (the “Internet Notice”) contains instructions on how to access and review all of the important information contained in the Meeting Materials online. If you would like to receive a printed copy of the Meeting Materials, you should follow the instructions for requesting such materials contained in the Internet Notice and Voting Instruction Card.

Non-Registered Holders

Only registered holders of Exchangeable Shares are permitted to instruct the Trustee as to how to vote their Exchangeable Shares at the Annual Meeting or to attend and vote at the Annual Meeting in person or by proxy, as described above. You may be a beneficial owner of Exchangeable Shares (a “Non-Registered Holder”) if your Exchangeable Shares are registered either:

(i)    in the name of an intermediary (an “Intermediary”) with whom you deal in respect of the Exchangeable Shares, including banks, trust companies, securities dealers or brokers and trustees or administrators of trusts; or

(ii)    in the name of a clearing agency of which the Intermediary is a participant.

D-Wave Quantum distributed copies of the Meeting Materials to Intermediaries who are required to forward these Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. If you are a Non-Registered Holder who has not waived the right to receive the Meeting Materials, your Intermediary will provide you with either:

(i)    a voting instruction form, which is uncompleted other than being signed by the Intermediary (typically by a facsimile, stamped signature) and specifying the number of Exchangeable Shares that you beneficially own. This voting instruction form need not be signed by you. In this case, if you wish to direct the Trustee to vote the Exchangeable Shares held by you or attend and vote directly at the Annual Meeting (or have another person attend and vote on your behalf) you must properly complete the voting instruction form and deposit it with the Trustee prior to 11:59 p.m. (Eastern Time) on June 2, 2026; or

(ii)    a voting instruction form, which you must complete and sign in accordance with the directions on the voting instruction form.

The voting instruction forms described above are not the same as the enclosed Voting Instruction Card. If you are a Non-Registered Holder, and you wish to exercise your voting rights, you must complete the voting instruction form sent to you by your Intermediary.

The purpose of these procedures is to permit you, as a Non-Registered Holder, to direct the Trustee to vote the Exchangeable Shares that you beneficially own or to attend and vote at the Annual Meeting, in person or by proxy. A Non-Registered Holder may revoke a voting instruction form given to an Intermediary by providing written notice to the Intermediary in a reasonable time period prior to the Annual Meeting. All revocations of voting instructions must be received by the Trustee no later than 11:59 p.m. (Eastern Time) on June 2, 2026. Non-Registered Holders should carefully follow the instructions of their Intermediaries and their service companies and contact their Intermediaries promptly if they need assistance.